Board of Directors
WILLOWTREE ADVISOR, INC.
Raleigh, North Carolina 27615

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated September 20, 2005, on the financial statements of Willowtree Advisor, Inc. as of June 30, 2005 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-1 Registration Statement filed with the Securities and Exchange Commission.

WILLIAMS & WEBSTER, P.S.

Williams & Webster, P.S.
Spokane, Washington

April 11, 2006